News Release
Contacts:
Integra LifeSciences Holdings Corporation
John B. Henneman, III                    Investor Relations:
Executive Vice President,                 Angela Steinway
Finance and Administration,
and Chief Financial Officer
(609) 275-0500                        (609) 936-2268
jack.henneman@integralife.com            angela.steinway@integralife.com

Integra LifeSciences Reports Third Quarter 2012 Financial Results
Raises 2012 Full-Year Earnings Guidance
Hosting Investor Day Later Today
Plainsboro, New Jersey, October 24, 2012 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2012. Total revenues for the third quarter were $210.1 million, reflecting an increase of $7.9 million, or 4%, over the third quarter of 2011. Excluding the impact of currency exchange rates, revenues increased 5% over the third quarter of 2011.
The Company reported GAAP net income of $13.2 million, or $0.46 per diluted share, for the third quarter of 2012, compared to GAAP net income of $11.2 million, or $0.39 per diluted share, for the third quarter of 2011.
Net income for the third quarter of 2012 computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $24.6 million, or $0.85 per diluted share, compared to adjusted net income of $22.3 million, or $0.77 per diluted share, in the third quarter of 2011.
“We are pleased with our results notwithstanding the challenging environment,” said Peter Arduini, President and Chief Executive Officer. “We executed well in our operations and controlled expenses, resulting in stronger earnings.”

EBITDA for the third quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $46.0 million, an increase of 11% compared to the third quarter last year. Adjusted EBITDA excluding stock-based compensation for the third quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $48.3 million, an increase of 9% compared to the third quarter last year.
Integra generated $27.9 million in cash flows from operations and invested $19.7 million in capital expenditures during the quarter.
Outlook for 2012
The Company reiterated its expectations for the full year 2012 revenues of $828 - $838 million. The Company revised its GAAP earnings per diluted share for the full year to between $1.37 and $1.42 and for adjusted earnings per diluted share of between $3.04 and $3.09.

“Our earnings came in stronger than expected, giving us the confidence to raise our adjusted earnings guidance for the year," said Jack Henneman, Chief Financial Officer. “We expect higher expenses than originally planned in the remaining quarter of the year, particularly around our major initiatives. In addition, we plan somewhat lower adjusted gross margins in the fourth quarter because of manufacturing variances that occurred earlier in the year.”
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 8:00 AM ET today, Wednesday, October 24, 2012 to discuss financial results for the third quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 719-325-2455 and using the passcode 2074291. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through November 7, 2012 by dialing 719-457-0820 and using the passcode 2074291. The webcast will also be archived on the website.

Investor Meeting
"We advanced our plans against our priorities during the third quarter and look forward to sharing more on our strategy with you later today," said Mr. Arduini.
Integra will host an Investor Meeting today at 10:00 AM ET / 9:00 AM CT, in Dallas, Texas. The meeting will feature presentations by Integra's senior management team, and will be focused on the Company's strategy. A simultaneous webcast of the meeting will be available on the Investor Relations homepage of Integra's website at investor.integralife.com. The webcast will also be archived on this site.

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Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively; global macroeconomic conditions; the effects of inventory reduction initiatives by the Company's instruments distributors; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; the Company's ability to manufacture sufficient quantities of its products to meet its customers' demand; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2011 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) Plainsboro, New Jersey manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) facility optimization charges; (iv) certain employee termination charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) impairment charges; (viii) European entity restructuring charges; (ix) certain executive compensation charges; (x) financing charges; (xi) convertible debt non-cash interest; (xii) intangible asset amortization expense; and (xiii) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended September 30, 2012 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended September 30, 2012 and 2011 appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011
Total revenues	$210,084	$202,185

Costs and expenses:
Cost of goods sold	79,548	78,651
Research and development	13,105	13,187
Selling, general and administrative	93,077	87,508
Intangible asset amortization	4,618	4,548
Total costs and expenses	190,348	183,894
Operating income	19,736	18,291
Interest income	100	154
Interest expense	(5,549)	(7,587)
Other income (expense), net	(31)	429
Income before income taxes	14,256	11,287
Income tax expense	1,045	44
Net income	13,211	11,243
Diluted net income per share	$0.46	$0.39
Weighted average common shares outstanding for diluted net income per share	28,777	29,029

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Segment revenues and growth in total revenues excluding the effects of currency exchange rates are as follows:
(In thousands)

	Three Months Ended September 30,
	2012	2011	Change
U.S. Neurosurgery	$43,269	$42,800	1.1%
U.S. Instruments	41,469	41,543	(0.2)%
U.S. Extremities	32,961	24,825	32.8%
U.S. Spine & Other	49,188	48,293	1.9%
International	43,197	44,724	(3.4)%
Total Revenue	$210,084	$202,185	3.9%

Impact of changes in currency exchange rates	$2,540
Total revenues excluding the effects of currency exchange rates	$212,624	$202,185	5.2%

The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument and Private Label product sales in those regions are managed by their respective U.S. divisions. Therefore, from a geographic perspective, Non-U.S. revenue (see below) exceeds that of our International segment.
Worldwide product category revenues are as follows:
(In thousands)

	Three Months Ended September 30,
	2012	2011	Change
WW Orthopedics*	$94,186	$85,698	9.9%
U.S.	82,013	72,895	12.5%
Non-U.S.	12,173	12,803	(4.9)%
WW Neurosurgery	69,667	69,768	(0.1)%
U.S.	43,121	42,778	0.8%
Non-U.S.	26,546	26,990	(1.6)%
WW Instruments	46,231	46,719	(1.0)%
U.S.	40,796	40,857	(0.1)%
Non-U.S.	5,435	5,862	(7.3)%
Total Revenue	$210,084	$202,185	3.9%
*The WW Orthopedics revenue category includes segment revenue from U.S. Extremities, U.S. Spine & Other, and International segment revenue related to those product areas.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2012

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Plainsboro, New Jersey manufacturing facility remediation costs	$3,788	$3,788	$—	$—	$—	$—
Global ERP implementation charges	4,821	—	4,821	—	—	—
Facility optimization charges	2,861	755	2,106	—	—	—
Certain employee termination charges	638	293	345	—	—	—
Discontinued product lines charges	223	223	—	—	—	—
Acquisition-related charges	602	602	—	—	—	—
Convertible debt non-cash interest	1,787	—	—	—	1,787	—
Intangible asset amortization expense	6,197	1,579	—	—	4,618	—
Estimated income tax impact from adjustments and other items	(9,569)	—	—	—	—	—
Depreciation expense	7,117	—	—	—	—	—
Stock-based compensation expense	2,276	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest Inc(Exp) - Interest income (expense), net

e)	Tax - Income tax expense

Three Months Ended September 30, 2011

Item	Total Amount	COGS	R&D	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	$6,245	$—	$—	$6,245	$—	$—	$—
Facility optimization charges	34	243	—	(209)	—	—	—
Discontinued product lines charges	485	485	—	—	—	—	—
Acquisition-related charges	1,665	1,042	—	623	—	—	—
Plainsboro, New Jersey manufacturing facility remediation costs	1,748	1,748	—	—	—	—	—
Certain executive compensation charges	100	—	—	100	—	—	—
Convertible debt non-cash interest	3,417	—	—	—	—	3,417	—
Intangible asset amortization expense	6,068	1,520	—	—	4,548	—	—
Estimated income tax impact from adjustments and other items	(8,721)	—	—	—	—	—	(8,721)
Depreciation expense	6,784	—	—	—	—	—	—
Stock-based compensation expense	3,034	—	—	—	—	—	—

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended September 30,
	2012	2011

GAAP net income	$13,211	$11,243
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	13,314	12,852
Other (income) expense, net	31	(429)
Interest (income) expense, net	5,449	7,433
Income tax expense	1,045	44
Plainsboro, New Jersey manufacturing facility remediation costs	3,788	1,748
Global ERP implementation charges	4,821	6,245
Facility optimization charges	2,861	34
Certain employee termination charges	638	—
Discontinued product lines charges	223	485
Acquisition-related charges	602	1,665
Certain executive compensation charges	—	100
Total of non-GAAP adjustments	32,772	30,177
Adjusted EBITDA	$45,983	$41,420
Stock-based compensation	2,276	3,034
Adjusted EBITDA excluding stock-based compensation	$48,259	$44,454

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011

GAAP net income	13,211	11,243
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	3,788	1,748
Global ERP implementation charges	4,821	6,245
Facility optimization charges	2,861	34
Certain employee termination charges	638	—
Discontinued product lines charges	223	485
Acquisition-related charges	602	1,665
Certain executive compensation charges	—	100
Convertible debt non-cash interest	1,787	3,417
Intangible asset amortization expense	6,197	6,068
Estimated income tax impact from adjustments and other items	(9,569)	(8,721)

Total of non-GAAP adjustments	11,348	11,041
Adjusted net income	24,559	22,284
Adjusted diluted net income per share	0.85	0.77
Weighted average common shares outstanding for diluted net income per share	28,777	29,029

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30,	December 31,
	2012	2011

Cash and cash equivalents	$125,718	$100,808
Accounts receivable, net	119,527	118,129
Inventory, net	169,376	171,261

Bank line of credit	321,875	179,688
Convertible securities	195,860	352,576

Stockholders' equity	526,701	492,638

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to Date	Projected Year Ended
	September 30, 2012	December 31, 2012
		Low	High
GAAP net income	$28,418	$39,066	$40,973
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	7,193	7,730	7,730
Global ERP implementation charges	12,097	18,270	18,270
Facility optimization charges	7,481	10,425	10,425
Certain employee termination charges	1,139	1,390	1,390
Discontinued product lines charges	1,058	1,058	1,058
Acquisition-related charges	2,323	2,975	2,975
Impairment charges	141	141	141
Convertible debt non-cash interest	8,284	10,100	10,100
Intangible asset amortization expense	18,858	24,940	24,940
Estimated income tax impact from adjustments and other items	(21,363)	(29,095)	(29,095)

Total of non-GAAP adjustments	37,211	47,934	47,934
Adjusted net income	65,629	$87,000	$88,500
GAAP diluted net income per share	$0.99	$1.37	$1.42
Non-GAAP adjustments detailed above (per share)	$1.30	$1.67	$1.67
Adjusted diluted net income per share	$2.29	$3.04	$3.09
Weighted average common shares outstanding for diluted net income per share	28,629	28,650	28,650

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2012

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Plainsboro, New Jersey manufacturing facility remediation costs	$7,730	$7,730	—	—	—	—
Global ERP implementation charges	18,270	—	18,270	—	—	—
Facility optimization charges	10,425	4,020	6,405	—	—	—
Certain employee termination charges	1,390	390	1,000	—	—	—
Discontinued product lines charges	1,058	1,058	—	—	—	—
Acquisition-related charges	2,975	2,975	—	—	—	—
Impairment charges	141	141	—	—	—	—
Convertible debt non-cash interest	10,100	—	—	—	10,100	—
Intangible asset amortization expense	24,940	6,455	—	18,485	—	—
Estimated income tax impact from adjustments and other items	(29,095)	—	—	—	—	(29,095)

Source: Integra LifeSciences Holdings Corporation